Exhibit 10.2

DIRECTOR NOMINATING AGREEMENT

THIS DIRECTOR NOMINATING AGREEMENT (this “Agreement”) is made as of _____________, 2020, by and among GPAQ Acquisition Holdings, Inc., a Delaware corporation (“Holdings”), Gordon Pointe Management, LLC (together with its permitted successors and assigns hereunder, the “Sponsor”), HOF Village, LLC, a Delaware limited liability company (together with its permitted successors and assigns hereunder, “HOFV”), and the National Football Museum, Inc., an Ohio non-profit corporation (together with its permitted assigns and successors hereunder, “PFHOF” and together with the Sponsor and HOFV, the “Designated Shareholders”). Holdings, the Sponsor, HOFV and PFHOF are each a “Party” and are collectively the “Parties.” Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Merger Agreement (as defined below).

WHEREAS, the Sponsor, HOFV and PFHOF are acquiring shares of Holdings’ common stock, par value $0.0001 per share (such stock, the “Holdings Common Stock”) pursuant to that certain Agreement and Plan of Merger, dated as of September 16, 2019 (the “Merger Agreement”), by and among (i) Gordon Pointe Acquisition Corp, a Delaware corporation, (ii) Holdings, (iii) GPAQ Acquiror Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Holdings, (iv) GPAQ Company Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings, (v) HOFV, and (vi) HOF Village Newco, LLC, a Delaware limited liability company and a wholly-owned subsidiary of HOFV; and

WHEREAS, the obligations of the parties to consummate the Closing under the Merger Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, upon the Closing, Holdings’ Amended and Restated Certificate of Incorporation will provide that the authorized number of members of Holdings’ Board of Directors (the “Board”; each member of the Board, until his/her death, disability, disqualification, resignation or removal, is referred to herein as a “Director”, and they are collectively referred to herein as “Directors”) shall be fixed at no more than eleven (11) members, which number shall be increased to thirteen (13) members no sooner than 60 days and no later than 90 days after the Closing, pursuant to a resolution of the Board;

WHEREAS, upon the Closing, Holdings’ Amended and Restated Bylaws (together, with Holdings’ Amended and Restated Certificate of Incorporation, the “Holdings Organizational Documents”) will provide for (i) the Board to be made up of three classes of Directors: Class A Directors who shall serve for an initial one-year term, Class B Directors who shall serve for an initial two-year term, and Class C Directors who shall serve for an initial three-year term; (ii) all terms after the Directors’ initial terms to be for three years; (iii) the Board to have an Executive Committee of three members, of which James Dolan shall be a member while he serves on the Board; and (iv) the initial Chief Executive Officer of Holdings to be Michael Crawford;

WHEREAS, Holdings has agreed (i) to permit the Sponsor, who at the Effective Time will Beneficially Own (as defined under Section 13D of the Securities Act) at least [___] issued and outstanding shares of Holdings Common Stock (the shares of Holdings Common Stock that are Beneficially Owned by the Sponsor at the Effective Time are referred to herein as the “Initial Sponsor Shares”), to designate up to one (1) individual to be appointed or nominated (as the case may be) for election to the Board, (ii) to permit HOFV, who at the Effective Time will Beneficially Own at least [____] issued and outstanding shares of Holdings Common Stock (the shares of Holdings Common Stock that are Beneficially Owned by HOFV at the Effective Time are referred to herein as the “Initial HOFV Shares”), to designate up to four (4) individuals to be appointed or nominated (as the case may be) for election to the Board, (iii) to permit PFHOF, who at the Effective Time will Beneficially Own at least [___] issued and outstanding shares of Holdings Common Stock (the shares of Holdings Common Stock that are Beneficially Owned by PFHOF at the Effective Time are referred to herein as the “Initial PFHOF Shares”), to designate up to one (1) individual to be appointed or nominated (as the case may be) for election to the Board, and (iv) to provide certain ongoing rights with respect to the nomination of Directors on the terms and conditions set forth herein; and

WHEREAS, each of the Sponsor, HOFV and PFHOF believes that it is in its best interests to provide for the future voting of its shares of Holdings Common Stock with respect to the election of Directors as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth in this Agreement, the Parties agree as follows:

1.  Board Matters.

1.1  Subject to the terms and conditions of this Agreement, from and after the Effective Time:

(a)  The Sponsor shall have the right to designate up to one (1) individual to be appointed or nominated (as the case may be) for election to the Board (such individual, including any successor, the “Sponsor Nominee”);

(b)  HOFV shall have the right to designate up to four (4) individuals to be appointed or nominated (as the case may be) for election to the Board (each such individual, including any successor, a “HOFV Nominee”);

(c)  PFHOF shall have the right to designate up to one (1) individual to be appointed or nominated (as the case may be) for election to the Board (such individual, including any successor, the “PFHOF Nominee”; the Sponsor Nominee, the HOFV Nominees and the PFHOF Nominee are collectively referred to herein as the “Nominees”);

(d)  Unless otherwise agreed to by the Parties, (i) one of the HOFV Nominees must be Michael Klein, and (ii) at least one of the HOFV Nominees must be an Independent Director (as defined in Section 1.14) (such Independent Director nominee designated by HOFV, the “Designated Independent Director”); and

(e)  No later than ten (10) days after the Sponsor, HOFV and PFHOF receive notice of a meeting of Holdings’ stockholders at which Directors are to be elected, the Sponsor, HOFV and PFHOF shall send written notice to Holdings, specifically identifying the Sponsor Nominee, the HOFV Nominees or the PFHOF Nominee (as the case may be); provided, however, that (i) the initial Sponsor Nominee, the initial HOFV Nominees, and the initial PFHOF Nominee shall be the individuals named as such in Section 1.3, and (ii) if any Nominee is not one of the initial Nominees named as such in Section 1.3, then such Nominee must be reasonably acceptable to a majority of those Directors who are neither Sponsor Directors (as defined in Section 1.14) nor HOFV Directors (as defined in Section 1.14) nor PFHOF Directors (as defined in Section 1.14).

1.2  Subject to Section 1.5, HOFV may, at any time in its sole discretion, designate up to one (1) individual to serve as a Board observer (the “HOFV Board Observer”), and PFHOF may, at any time in its sole discretion, designate up to one (1) individual to serve as a Board observer (the “PFHOF Board Observer”, and together with the HOFV Board Observer, the “Board Observers”). The Board Observers shall have the right to attend and participate in all meetings of the Board (or any committees of the Board), in a non-voting capacity. If HOFV or PFHOF wishes to designate an HOFV Board Observer or a PHFOF Observer, as applicable, then HOFV or PFHOF shall give Holdings written notice of such fact (an “Observer Election”). Holdings shall give to the Board Observers copies of all notices, consents, minutes and other materials (financial or otherwise), which Holdings provides to the Directors, simultaneously with the giving of such notices, consents, minutes and other materials to the Directors; provided, however, that if an HOFV Board Observer or PFHOF Board Observer does not, upon the request of Holdings, before attending any meetings of the Board (or any committee of the Board), execute and deliver to Holdings (a) an agreement to abide by all of Holdings’ policies applicable to Directors, and (b) a confidentiality agreement reasonably acceptable to Holdings, then such HOFV Board Observer or PFHOF Board Observer may be excluded from access to any materials, meetings, or portions thereof if the Board (by vote or written consent of a majority of Directors, excluding the vote or written consent of any Directors that have been appointed or nominated by the same Party that designated the Board Observer in question) determines in good faith that such exclusion is reasonably necessary to protect highly confidential proprietary information of Holdings or confidential proprietary information of third parties that Holdings is required to hold in confidence, or for other similar reasons. HOFV or PFHOF may revoke any Observer Election at any time upon written notice to Holdings, and after any such revocation HOFV or PHFOF shall have the right to designate a replacement HOFV Board Observer or PFHOF Board Observer, as applicable. The initial HOFV Board Observer shall be Richard Klein. The initial PHFOF Board Observer shall be Randall C. Hunt.

1.3  Holdings shall take all necessary and desirable actions within its control such that, as of the Effective Time: (a) the size of the Board shall be fixed at no more than eleven (11) members; and (b) the following individuals shall be Directors:

(a)  Michael Klein, Edward J. Roth III, and one (1) Independent Director (Mary Owen), shall be Class A Directors;

(b)  Stuart Lichter, and three (3) Independent Directors (Karl Holz, Curtis Martin, and David Dennis), shall be Class B Directors;

(c)  James Dolan, Michael Crawford, and two (2) Independent Directors (Kimberly Schaefer and Anthony Buzzelli), shall be Class C Directors.

(d)  The initial HOFV Directors shall be Michael Klein, Stuart Lichter, Michael Crawford, and [name of Designated Independent Director]. The initial Sponsor Director shall be James Dolan. The initial PFHOF Director shall be Edward J. Roth III.

1.4  Holdings shall take all necessary and desirable actions within its control such that pursuant to a resolution of the Board, no sooner than 60 days and no later than 90 days after the Effective Time, the size of the Board shall be increased to thirteen (13) members. The two additional Directors shall be one (1) individual designated by Johnson Controls, Inc. and one (1) Independent Director.

1.5  Subject to the terms and conditions of this Agreement, from and after the Effective Time, Holdings shall, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and Holdings’ stockholders and recommending, supporting and soliciting proxies), so that:

(a)  For so long as the Sponsor Beneficially Owns, in the aggregate, a number of shares of Holdings Common Stock equal to or greater than eighty-five percent (85%) of the total number of Initial Sponsor Shares, the Sponsor shall have the right to nominate one (1) Nominee, unless the Sponsor Director is not up for election.

(b)  For so long as HOFV Beneficially Owns, in the aggregate, a number of shares of Holdings Common Stock equal to or greater than eighty-five percent (85%) of the total number of Initial HOFV Shares, HOFV shall have (i) the right to nominate a number of Nominees equal to (A) four (4), minus (B) the number of HOFV Directors who are not up for election, and (ii) the right to designate one (1) HOFV Board Observer (and, if the then-current Designated Independent Director is up for election, then at least one of the HOFV Nominees must be an Independent Director).

(c)  For so long as HOFV Beneficially Owns, in the aggregate, a number of shares of Holdings Common Stock equal to or greater than sixty-five percent (65%) of the total number of Initial HOFV Shares, HOFV shall have (i) the right to nominate a number of Nominees equal to (A) three (3), minus (B) the number of HOFV Directors who are not up for election, and (ii) the right to designate one (1) HOFV Board Observer (and, if the then-current Designated Independent Director is up for election, then at least one of the HOFV Nominees must be an Independent Director).

(d)  For so long as HOFV Beneficially Owns, in the aggregate, a number of shares of Holdings Common Stock equal to or greater than forty-five percent (45%) of the total number of Initial HOFV Shares, HOFV shall have (i) the right to nominate a number of Nominees equal to (A) two (2), minus (B) the number of HOFV Directors who are not up for election, and (ii) the right to designate one (1) HOFV Board Observer.

(e)  For so long as HOFV Beneficially Owns, in the aggregate, a number of shares of Holdings Common Stock equal to or greater than fifteen percent (15%) of the total number of Initial HOFV Shares, HOFV shall have (i) the right to nominate one (1) Nominee, unless no HOFV Director is up for election, and (ii) the right to designate one (1) HOFV Board Observer.

(f)  For so long as PFHOF Beneficially Owns, in the aggregate, a number of shares of Holdings Common Stock equal to or greater than eighty-five percent (85%) of the total number of Initial PFHOF Shares, PFHOF shall have (i) the right to nominate one (1) Nominee, unless no PFHOF Director is up for election, and (ii) the right to designate one (1) PFHOF Board Observer.

1.6  Holdings shall take all actions necessary to ensure that: (a) each Sponsor Nominee, HOFV Nominee and PFHOF Nominee that is up for election is included in the Board’s recommended slate of nominees delivered to Holdings’ stockholders for each election of Directors; and (b) each Sponsor Nominee, HOFV Nominee, and PFHOF Nominee that is up for election is included in the proxy statement prepared by Holdings’ management in connection with soliciting proxies for every meeting of Holdings’ stockholders at which Directors are to be elected, and at every adjournment or postponement thereof, and on every action or approval by written resolution of Holdings’ stockholders or the Board with respect to the election of Directors.

1.7  If a vacancy in a Board position held by a Sponsor Director, an HOFV Director or a PFHOF Director occurs because of death, disability, disqualification, resignation, removal, or any other reason, then (a) the Sponsor, HOFV or PFHOF (as applicable) shall be entitled to designate such individual’s successor, and (b) Holdings shall, within ten (10) days after such designation, take all necessary and desirable actions within its control to ensure that such vacancy shall be filled with such successor Nominee (it being understood that any such successor designee shall serve the remainder of the term of the director whom such designee replaced); provided that any successor Nominee must be reasonably acceptable to a majority of those Directors who are neither Sponsor Directors nor HOFV Directors nor PFHOF Directors.

1.8  If a Sponsor Nominee, an HOFV Nominee or a PFHOF Nominee is not elected because of such Nominee’s death, disability, disqualification, withdrawal as a nominee, or any other reason, then (a) the Sponsor, HOFV or PFHOF, as applicable, shall be entitled to designate promptly another Nominee, and (b) Holdings shall take all necessary and desirable actions within its control to ensure that the Board position for which such Nominee was nominated shall not be filled pending such designation; provided that any successor Nominee must be reasonably acceptable to a majority of those Directors who are neither Sponsor Directors nor HOFV Directors nor PFHOF Directors.

1.9  Neither the Sponsor nor HOFV nor PFHOF shall be obligated to designate all (or any) of the Directors or Nominees that each of them is entitled to designate pursuant to this Agreement, and no failure by either the Sponsor, HOFV or PFHOF to designate any Director or Nominee shall constitute a waiver of such Party’s rights hereunder.

1.10  Holdings shall pay the reasonable, documented out-of-pocket expenses incurred by each Sponsor Director, HOFV Director, HOFV Board Observer, PFHOF Director and PFHOF Board Observer in connection with his or her services provided to or on behalf of Holdings, including attending meetings (including committee meetings) or events on behalf of Holdings or at Holdings’ request.

1.11  Holdings shall (a) purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and (b) for so long as any Director to the Board nominated pursuant to the terms of this Agreement serves as a Director of Holdings, maintain such coverage with respect to such Directors; provided that upon removal or resignation of such Director for any reason, Holdings shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage for a period of not less than six (6) years from any such event in respect of any act or omission occurring at or prior to such event.

1.12  For so long as any Sponsor Director, HOFV Director or PFHOF Director serves as a Director of Holdings, Holdings shall not allow any amendment, alteration or repeal of any right to indemnification or exculpation covering or benefiting any Director nominated pursuant to this Agreement (whether such right is contained in the Holdings Organizational Documents or another document), except (a) to the extent such amendment or alteration permits Holdings to provide indemnification or exculpation rights, on a retroactive basis, broader than those rights permitted prior thereto or (b) to the extent that such amendment or alteration is required by applicable law.

1.13  Each of the Sponsor, HOFV and PFHOF shall take all necessary and desirable actions within such Party’s control (including voting or causing to be voted, whether at a meeting of stockholders or by written consent or otherwise, all shares of Holdings voting securities now or hereafter directly or indirectly owned by such Party) (a) to cause the applicable Sponsor Nominees, HOFV Nominees and PFHOF Nominees to be appointed (and where applicable, elected) as Directors, and (b) against the removal from office of any Sponsor Director, HOFV Director or PFHOF Director, unless such removal is directed or approved by the Sponsor (if such Director is a Sponsor Director), or by HOFV (if such Director is an HOFV Director), or by PFHOF (if such Director is a PFHOF Director).

1.14  For purposes of this Agreement:

(a)  “HOFV Director” means any individual who is elected as a Director after being designated by HOFV, pursuant to Section 1.1, to be appointed or nominated (as the case may be) for election to the Board.

(b)  “Independent Director” means an individual who meets the independence standards that are established from time to time by Nasdaq or the SEC and that are applicable to Holdings.

(c)  “PFHOF Director” means any individual who is elected as a Director after being designated by PFHOF, pursuant to Section 1.1, to be appointed or nominated (as the case may be) for election to the Board.

(d)  “Sponsor Director” means any individual who is elected as a Director after being designated by the Sponsor, pursuant to Section 1.1, to be appointed or nominated (as the case may be) for election to the Board.

2.  Successors in Interest of the Parties. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective permitted successors, legal representatives and assignees for the uses and purposes set forth and referred to herein. Notwithstanding the foregoing, neither Holdings, nor the Sponsor, nor HOFV, nor PFHOF may assign any of its rights or obligations hereunder without the prior written consent of the other Parties.

3.  Remedies. The Parties shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The Parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm, that money damages would not be an adequate remedy for any such breach, and that, in addition to other rights and remedies hereunder, the Parties shall be entitled to specific performance and/or injunctive or other equitable relief  (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

4.  Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service) or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following business day), addressed as follows:

4.1  If to Holdings:

Gordon Pointe Acquisition Corp

90 Beta Drive

Pittsburgh, PA 15238

Attn: Douglas L. Hein, CFO

Email: dhein@gordonpointe.com

with copies to (which shall not constitute notice):

Fox Rothschild LLP
2000 Market St., 20th Floor
Philadelphia PA 19103
Attn: Stephen M. Cohen

E-mail: smcohen@foxrothschild.com

and

Pillsbury Winthrop Shaw Pittman
31 West 52nd Street
New York, NY 10019
Attn: Jarrod D. Murphy

E-mail: jarrod.murphy@pillsburylaw.com

4.2  If to the Sponsor:

Gordon Pointe Management, LLC

90 Beta Drive

Pittsburgh, PA 15238

Attn: James Dolan

Email: jdolan@gordonpointe.com

with copies to (which shall not constitute notice):

Fox Rothschild LLP
2000 Market St., 20th Floor
Philadelphia PA 19103
Attn: Stephen M. Cohen

E-mail: smcohen@foxrothschild.com

and

Pillsbury Winthrop Shaw Pittman

31 West 52nd Street

New York, NY 10019

Attn: Jarrod D. Murphy

E-mail: jarrod.murphy@pillsburylaw.com

4.3  If to HOFV:

HOF Village, LLC
1826 Clearview Ave NW
Canton, OH 44708
Attn: Michael Crawford, CEO

E-mail: michael.crawford@hofvillage.com

with a copy to (which shall not constitute notice):

Hunton Andrews Kurth LLP
2200 Pennsylvania Ave NW
Washington, DC 20037
Attn: J. Steven Patterson

E-mail: spatterson@huntonak.com

4.4  If to PFHOF:

National Football Museum, Inc.
2121 George Halas Drive NW
Canton, OH 44708
Attn: C. David Baker, President

E-mail: david.baker@profootballhof.com

with a copy to (which shall not constitute notice):

Krugliak, Wilkins, Griffiths & Dougherty Co., L.P.A.
4775 Munson Street, NW
P.O. Box 36963

Canton, OH 44735-6963
Attn: Christopher R. Hunt

E-mail: chunt@kwgd.com

5.  Adjustments. If, and as often as, there are any changes in the Holdings Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Holdings Common Stock as so changed.

6.  No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Party.

7.  No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person or entity other than the Parties hereto and their respective permitted successors and assigns any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Parties hereto and their respective permitted successors and assigns.

8.  Further Assurances. Each of the Parties hereby agrees that it will hereafter execute and deliver any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof.

9.  Counterparts. This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the Party that executed the same, but all of such counterparts shall constitute the same agreement.

10.  Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may only be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this paragraph. The prevailing party in any such Action (as determined by a court of competent jurisdiction) shall be entitled to be reimbursed by the non-prevailing party for its reasonable expenses, including reasonable attorneys’ fees, incurred with respect to such Action.

11.  Mutual Waiver of Jury Trial. The Parties hereto hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement. Any action or proceeding whatsoever between the Parties hereto relating to this Agreement shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

12.  Complete Agreement; Inconsistent Agreements. This Agreement represents the complete agreement between the Parties hereto as to all matters covered hereby and supersedes any prior agreements or understandings between the Parties.

13.  Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

14.  Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against a Party unless such modification is approved in writing by all Parties hereto. The failure of any Party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

15.  Termination. Notwithstanding anything to the contrary contained herein, (a) the Sponsor’s rights under this Agreement shall expire and terminate automatically at such time as the Sponsor Beneficially Owns, in the aggregate, a number of shares of Holdings Common Stock that is less than eighty-five percent (85%) of the total number of Initial Sponsor Shares, (b) HOFV’s rights under this Agreement shall expire and terminate automatically at such time as HOFV Beneficially Owns, in the aggregate, a number of shares of Holdings Common Stock that is less than fifteen percent (15%) of the total number of Initial HOFV Shares, and (c) PFHOF’s rights under this Agreement shall expire and terminate automatically at such time as PFHOF Beneficially Owns, in the aggregate, a number of shares of Holdings Common Stock that is less than eighty-five percent (85%) of the total number of Initial PFHOF Shares; provided, however, that Sections 1.9, 1.10, 1.11, 3, 4, 6, 7, and 9-16 shall survive any termination of any Party’s rights under this Agreement.

16.  Enforcement. The Parties acknowledge and agree that, if a Party is not performing its obligations hereunder or is otherwise in breach of this Agreement, in addition to and without limiting the rights of the other Parties hereunder, a majority of the Directors who are Independent Directors shall have the right to seek enforcement of this Agreement and the obligations of the Parties hereunder.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year hereinabove first written.

Holdings:

GPAQ ACQUISITION HOLDINGS, INC.

By:
Name:
Title:

Sponsor:

GORDON POINTE MANAGEMENT, LLC

By:
Name:
Title:

HOFV:

HOF VILLAGE, LLC

By:
Name:
Title:

PFHOF:

NATIONAL FOOTBALL MUSEUM, INC.

By:
Name: C. David Baker
Title: President

[Signature Page to Director Nominating Agreement]